UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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BELL INDUSTRIES, INC.

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8888 Keystone Crossing
Suite 1700
Indianapolis, Indiana 46240-7657

Dear Shareholder:

Our annual meeting of shareholders will be held at our headquarters, 8888 Keystone Crossing, Suite 1700, Indianapolis, Indiana 46240, at 11:00 a.m., local time, on Wednesday, May 23, 2007. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the annual meeting is described in the accompanying proxy statement. We urge you to carefully review the Proxy Statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on May 23.

Sincerely yours,

MARK E. SCHWARZ
Chairman of the Board of Directors

April   , 2007

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held May 23, 2007
PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 APPROVAL OF BELL INDUSTRIES, INC. 2007 STOCK INCENTIVE PLAN
INTRODUCTION
DESCRIPTION OF THE 2007 PLAN
PROPOSAL NO. 3 APPROVAL OF POTENTIAL ISSUANCES OF SHARES OF COMMON STOCK UNDER COMPANY’S CONVERTIBLE NOTE HELD BY NEWCASTLE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL AUDITOR FEES AND SERVICES
PROPOSAL NO. 4: RATIFICATION OF BKD LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
OTHER BUSINESS

BELL INDUSTRIES, INC.
8888 Keystone Crossing
Suite 1700
Indianapolis, Indiana 46240-7657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2007

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Bell Industries, Inc., a California corporation, will be held at 11:00 a.m., local time, on Wednesday, May 23, 2007, at our headquarters located at 8888 Keystone Crossing, Suite 1700, Indianapolis, Indiana 46240, for the following purposes:

1. to elect five directors to hold office until the next annual meeting of shareholders and thereafter until their successors are elected;

2. to adopt and approve the Bell Industries, Inc. 2007 Stock Incentive Plan;

3. to approve potential issuances of shares of common stock under a Convertible Promissory Note issued in a private placement in January 2007;

4. to ratify the appointment of BKD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

5. to transact any other business that may properly come before the annual meeting.

Your board recommends that you vote for each of the proposals. Shareholders of record at the close of business on April 16, 2007, are entitled to vote at the annual meeting and any postponement or adjournment thereof.

All shareholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

By order of the Board of Directors

MARK J. KELSON
Secretary

Indianapolis, Indiana
April   , 2007

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
OF BELL INDUSTRIES, INC.
TO BE HELD MAY 23, 2007

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of Bell Industries, Inc., a California corporation (the “Company,” “we,” “us,” or “our”) which will be held on Wednesday, May 23, 2007 at our headquarters located at 8888 Keystone Crossing, Suite 1700, Indianapolis, Indiana 46240, or at any adjournment or postponement thereof.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will consider and vote upon the following matters:

•	to elect five directors to our board of directors;

•	to adopt and approve the Bell Industries, Inc. 2007 Stock Incentive Plan;

•	to approve potential issuances of shares of common stock under a Convertible Promissory Note issued in a private placement in January 2007;

•	to ratify the appointment of BKD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	to transact any other business that may properly come before the annual meeting.

We sent you these proxy materials because our board of directors is requesting that you allow your shares of our common stock to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares. On April   , 2007, we began mailing these proxy materials to all shareholders of record at the close of business on April 16, 2007.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on April 16, 2007 are entitled to vote at the annual meeting. As of April 16, 2007, there were approximately 8,618,000 shares of our common stock outstanding. Shareholders are entitled to cast one vote per share on each matter presented for consideration and action at the annual meeting.

Your vote is important.  Shareholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals.

What votes are needed to hold the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. If you have returned a valid proxy or attend the meeting in person, your outstanding shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting who will also determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and “broker non-votes,” if any, will be counted as present.

How does the board of directors recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the board of directors. The board recommends a vote:

•	“FOR” each of the nominees for director listed in this proxy statement;

•	“FOR” the adoption and approval the Bell Industries, Inc. 2007 Stock Incentive Plan;

•	“FOR” the approval of potential issuances of shares of common stock under a Convertible Promissory Note issued in a private placement in January 2007; and

•	“FOR” the ratification of the appointment of BKD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the board, or if no recommendation is given, in their own discretion.

Why is the Company seeking to adopt the 2007 Stock Incentive Plan?

On April 9, 2007, our board approved the Bell Industries, Inc. 2007 Stock Incentive Plan, or the 2007 Plan. Our board believes that the 2007 Plan will benefit us and our shareholders by providing incentive based compensation and will encourage officers, directors, consultants and our other key employees to attain high performance and encourage stock ownership in our company.

The 2007 Plan is intended to amend and restate our 2001 Stock Option Plan, or the 2001 Plan, and serve as the successor program to that plan. An additional 777,000 shares will be reserved under the 2007 Plan. A limited amount of authorized shares remain available under the 2001 Plan. As a result of the need to grant incentive based compensation, in particular in light of our recent acquisition of the assets of SkyTel Corp., we have a need to adopt a new plan with the ability to grant equity incentives to existing participants and new participants in respect of this new business line. We believe that having a stock incentive plan is an important tool to align employees’ and directors’ interests with shareholder interests.

Why is the Company seeking an approval with respect to potential issuances of shares of common stock under a Convertible Promissory Note?

We are seeking shareholder approval in order to comply with the AMEX rules and to avoid an obligation to pay increased interest on an amount of principal under the Convertible Promissory Note. Absent such a shareholder approval, we would be required to pay interest at a significantly higher rate, 16% instead of 8%, on an amount of principal under the Convertible Promissory Note, which would result in increased borrowing costs to us and greater indebtedness. This could negatively affect our ability to borrow additional funds in the future and constrain our ability to pursue strategies to maximize shareholder value.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

What vote is required to approve each proposal?

Directors are elected by a plurality of the votes cast. This means that the five individuals nominated for election to the board who receive the most votes will be elected. In voting for directors of the company, each shareholder has the right to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shares are entitled, or to distribute the votes on the same principle among as many candidates as the shareholder chooses. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. For a shareholder to exercise cumulative voting rights, such shareholder must give notice of his or her intent to cumulate votes prior to the vote at the meeting. Approval of the 2007 Plan, the approval of the potential issuances of shares of common stock under a Convertible Promissory Note, ratification of BKD LLP as our independent registered public accounting firm and approval of any other proposals to be brought before the annual meeting, require the affirmative vote of a majority of the shares of our common stock represented at a meeting and entitled to vote.

How are abstentions treated?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter. Consequently, if you abstain from voting on the proposal to elect directors (Proposal No. 1), your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposals to approve the adoption of the 2007 Plan (Proposal No. 2), to approve the potential issuances of shares of common stock under a Convertible Promissory Note (Proposal No. 3) or to ratify BKD LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2007 (Proposal No. 4), your abstention will have the same effect as a vote against these proposals.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors consists of five members, four of whom are independent within the director independence standards of the American Stock Exchange or AMEX. On the recommendation of our nominating committee, we are proposing to re-elect all of the existing board members. Consequently, at the annual meeting, a total of five directors will be elected to hold office until the 2008 annual meeting of shareholders and until their successors have been elected and qualified.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the five nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Information Regarding Nominees for Director

Biographical summaries and ages as of the date hereof of individuals nominated by the board for election as directors are provided below:

Mark E. Schwarz, age 46, has been a director of our company since February 2000 and Chairman of the Board of Directors since September 2004. Since 1993, Mr. Schwarz has served as General Partner, directly or through entities, which he controls, of Newcastle Partners, L.P., or Newcastle, a private investment firm. As of December 2001, Mr. Schwarz was the Managing Member of Newcastle Capital Group, L.L.C., the general partner of Newcastle Capital Management, L.P., which is the general partner of Newcastle. Mr. Schwarz currently serves as Chairman of the Board of Directors of Hallmark Financial Services, Inc., a property-and-casualty insurance holding company, of Pizza Inn, Inc., a franchisor of and distributor to a chain-wide system of pizza restaurants, and of New Century Equity Holdings Corp., a firm focused on acquiring new operating companies. Mr. Schwarz presently serves as a director of SL Industries, Inc., a power supply and power motion products manufacturer and Nashua Corporation, a specialty paper, label and printing supplies manufacturer.

John A. Fellows, age 42, was appointed our President and Chief Executive Officer on October 3, 2005. Mr. Fellows has been a director of our company since May 2005. Mr. Fellows was a private investor from April 2004 to September 2005. From August 1998 to April 2004, Mr. Fellows served as Chief Executive Officer of RMH Teleservices, Inc., or RMH, a publicly-traded provider of outsourced customer relationship management services, that was acquired by NCO Group, Inc. in April 2004. Prior to his work with RMH, Mr. Fellows served in senior management roles with Paging Network, Inc., TeleQuest Teleservices, Inc. and Pepsico.

L. James Lawson, age 51, has been a director of our company since June 2000. Since 1996, Mr. Lawson has been a Co-Chairman and Managing Member of Lincoln International LLC (previously named Lincoln Partners, LLC) a privately held investment-banking firm. Mr. Lawson presently serves on the boards of JEB, Inc. and Laidlaw Corp. (privately held companies) and Skyline Funds, a small cap value equity mutual fund.

Michael R. Parks, age 44, has been a director of our company since June 2000. Since 1992, Mr. Parks has been Chief Executive Officer of The Revere Group, an NTT Data company, a business and technology consulting company.

Clinton J. Coleman, age 29, is currently a Vice President of Newcastle Capital Management, L.P., the general partner of Newcastle. Mr. Coleman has also recently served as Interim Chief Financial Officer of Pizza Inn, Inc. between July 2006 and January 2007. Prior to joining Newcastle, Mr. Coleman served as a portfolio analyst with Lockhart Capital Management, L.P., an investment partnership, from October 2003 to June 2005. From March 2002 to October 2003 he served as an associate with Hunt Investment Group, L.P., a private investment group. Previously, Mr. Coleman was an associate director with the Mergers & Acquisitions Group of UBS.

On January 31, 2007, we entered into an agreement (the “Note Purchase Agreement”) with Newcastle. Under the terms of the Note Purchase Agreement, Newcastle was given the right to designate two members to our board. Newcastle’s two designees are Messrs. Schwarz and Coleman. Mr. Coleman was appointed to the board on February 1, 2007, increasing the size of the board to five members.

The board recommends that you vote FOR the election of each of the nominees listed above. Proxies received will be so voted unless shareholders specify otherwise in the proxy.

CORPORATE GOVERNANCE

Director Independence

The board has determined that each of Mark E. Schwarz, L. James Lawson, Michael R. Parks and Clinton J. Coleman has no material relationship with our company and is independent within our director independence standards, which are consistent with the AMEX director independence standards. John A. Fellows does not meet the aforementioned independence standards because he is the President and Chief Executive Officer and is an employee of our company.

Board Committees

The board has established an audit committee, a compensation committee and a nominating committee. Other committees may be established by the board from time to time. Following is a description of each of the committees and their composition.

Audit Committee.  Our audit committee currently consists of three directors: Messrs. Lawson (chairman), Parks and Coleman. The board has determined that:

•	Mr. Lawson qualifies as an “audit committee financial expert,” as defined by the SEC; and

•	all members of the audit committee are (i) “independent” under AMEX independence standards, (ii) meet the criteria for independence as set forth in the Securities Exchange Act of 1934, or Exchange Act, (iii) has not participated in the preparation of our financial statements at any time during the past three years and (iv) is financially sophisticated as such term is defined in Section 121B of the American Stock Exchange Company Guide.

The audit committee is governed by a charter, which was adopted by the board and is available on our website at www.bellind.com. Among other things, the charter calls upon the audit committee to:

•	oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;

•	monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;

•	monitor our outside auditors independence, qualifications and performance;

•	monitor our compliance with legal and regulatory requirements; and

•	monitor the effectiveness of our internal controls and risk management system.

It is not the duty of the audit committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the audit committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them. The audit committee met 7 times during 2006.

Compensation Committee.  Our compensation committee consists of four members: Messrs. Schwarz (chairman), Lawson, Parks and Coleman. The board has determined that all of the compensation committee members qualify as:

•	independent” under AMEX independence standards;

•	“non-employee directors” under Exchange Act Rule 16b-3; and

•	“outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The compensation committee is governed by a charter, which was adopted by the board and is available on our website at www.bellind.com. Among other things, our compensation committee determines the compensation of the Chief Executive Officer, reviews and approves compensation for all other executive officers as presented by the Chief Executive Officer, reviews and makes recommendations with respect to incentive compensation plans and equity-based plans, and provides oversight and guidance for compensation and benefit programs for all of our employees. The compensation committee does not use the services of any external consultant in determining either executive or director compensation. The compensation committee met 2 times during 2006.

Nominating Committee.  Our nominating committee consists of four members: Messrs. Parks (chairman), Lawson, Schwarz and Coleman. The board has determined that all members of the nominating committee qualify as “independent” under AMEX independence standards. The nominating committee is governed by a charter that was adopted by the board and is available on our website at www.bellind.com. Among other things, our nominating committee identifies individuals qualified to become board members and recommends to the board the nominees for election to the board. The nominating committee met once during 2006.

Code of Ethics

The board has established a corporate Code of Ethics which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Ethics.

Waivers to the Code of Ethics may be granted only by the board. In the event that the board grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on a Current Report on Form 8-K.

Public Availability of Corporate Governance Documents.

Our key corporate governance documents, including our Code of Ethics and the charters of our audit committee, compensation committee and nominating committee are:

•	available on our corporate website;

•	available in print to any shareholder who requests them from our corporate secretary; and

•	filed as exhibits to our securities filings with the SEC.

Director Attendance

The board held 7 meetings during 2006. Each director attended at least 75% of board meetings and the committees on which he served.

Executive Sessions of the Board

Our independent directors meet regularly in executive session without management, as required by our corporate governance guidelines, to review the performance of management and our company and any related matters. Generally, executive sessions are held in conjunction with regularly scheduled meetings of the board. We expect the board to have a least four executive sessions each year. Executive sessions are led by Mr. Schwarz.

Board Qualification and Selection Process

The nominating committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees. The nominating committee will consider persons recommended by shareholders for nomination for election as directors. The nominating committee will consider and evaluate a director candidate recommended by a shareholder in the same manner as a committee-recommended nominee. Shareholders wishing to recommend director candidates must follow the prior notice requirements as described under “Shareholder Proposals” on page [30] of this Proxy Statement.

Communications to the Board

Shareholders interested in communicating with the board or to specified individual directors may do so in writing to Bell Industries, Inc., 8888 Keystone Crossing, Suite 1700, Indianapolis, IN 46240; Attn: Mark J. Kelson, Secretary. These communications will be forwarded to the appropriate director or directors.

Shareholder Meeting Attendance

Directors are strongly encouraged to attend annual meetings of shareholders, but no specific policy exists regarding attendance by directors at such meetings. All directors, with the exception of Mr. Schwarz, attended the 2006 Annual Meeting of Shareholders.

DIRECTOR COMPENSATION

Non-employee directors are compensated for serving on the board and board committees through quarterly cash payments and annual options to purchase shares of our common stock. Effective July 2005, the Chairman of the Board began receiving annual cash compensation of $24,000 and each non-employee director began receiving annual cash compensation of $12,000 payable on a quarterly basis for serving on the board and board committees. During June 2006, each elected non-employee director, received an option to purchase 10,000 shares of our common stock. All such options have an exercise price not less than the closing price of our common stock on the date of grant. If the 2007 Plan is adopted, each of our non-employee directors will receive an option to purchase 10,000 shares of our common stock in connection with their election to the board and an annual grant of an option to purchase 10,000 shares of common stock on January 1 of each year in which they are serving as a non-employee director. All such options shall have an exercise price not less than the closing price of our common stock on the date of grant.

During 2006, Mr. John J. Cost, a director who resigned in September 2004, received $40,000 under the directors’ retirement plan, which has been terminated except for vested benefits. No current directors are eligible to participate in this plan. Under the plan, Mr. Cost is entitled to receive for his life an annual retirement benefit of $40,000 and his surviving spouse, if any, is entitled to receive benefits for an additional five years. In the event of a change of control, Mr. Cost would be entitled to receive an immediate lump sum payment of the present value of his accrued retirement benefit.

Director Compensation Table.

The following table shows the compensation of the members of our board during fiscal year 2006. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the members of our board required to be reported in that column.

	Fees Earned or	Option
Name(1)(2)	Paid in Cash ($)	Awards ($) (3)(4)(5)	Total ($)

Mark E. Schwarz	24,000	7,900	31,900
L. James Lawson	12,000	7,900	19,900
Michael R. Parks	12,000	7,900	19,900

(1)	John A. Fellows, our President and Chief Executive Officer, is not included in this table, because he was an employee of the Company during 2006 and thus received no compensation for his service as a director. The compensation he received as an employee of the Company is shown in the Summary Compensation Table.

(2)	Clinton J. Coleman is not included in the table since he was appointed as a director by the board on January 31, 2007.

(3)	At December 31, 2006, 40,000 stock options were outstanding for each of Messrs. Schwarz, Lawson and Parks.

(4)	The methodology and assumptions used in the valuation of stock option awards are included in Note 7 to the Company’s financial statements included in the Annual Report on Form 10-K dated December 31, 2006.

(5)	Each of the directors in the table above was granted a stock option in June 2006 to purchase 10,000 shares of the Company’s common stock which had a fair value of $7,900 on the date of grant. These option awards were fully vested as of December 31, 2006.

Compensation Committee Interlocks and Insider Participation

Messrs. Schwarz, Lawson, Coleman and Parks currently serve on the compensation committee. No current member of the compensation committee or member of the compensation committee during 2006 was an officer or employee or former officer or employee of our company or its subsidiaries and no member has any interlocking relationships with us that are subject to disclosure under the rules of the SEC relating to compensation committees.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

All of our executive officers serve at the discretion of the board. The persons listed below are our executive officers:

Name	Age	Positions with our Company

John A. Fellows	42	President and Chief Financial Officer
Kevin J. Thimjon	40	Executive Vice President and Chief Financial Officer

Biographical information regarding each executive officer other than John Fellows is set forth below. John Fellows’ biographical information is set forth above under “Election of Directors.”

Kevin J. Thimjon, age 40, was appointed our Executive Vice President and Chief Financial Officer on January 8, 2007. Mr. Thimjon previously served from 2004 as Chief Financial Officer of the Systems Integration business unit of Stanley Security Solutions, Inc., a division of The Stanley Works, an S&P 500 company. From 2002 until 2004, Mr. Thimjon served as Executive Vice President and Chief Financial Officer of ISR Solutions, Inc., a privately held integrator of sophisticated physical security solutions, which was acquired by Stanley Security Solutions, Inc. From 1995 until 2001, Mr. Thimjon served in various finance leadership roles for U.S. Office Products Company, a multi-national supplier of office products and business services. Prior to 1995, Mr. Thimjon was an Audit Manager at Price Waterhouse LLP. Mr. Thimjon is a certified public accountant.

Compensation Discussion and Analysis

Our compensation committee has overall responsibility for establishing, implementing and monitoring the compensation structure, policies and programs of our company. Our compensation committee is responsible for approving our compensation policies and all forms of compensation to be provided to our executive officers and directors. The compensation committee is responsible for assessing and approving the total compensation structure paid to the Chief Executive Officer, or CEO, and the CEO’s compensation recommendations for other executive officers. Thus, the compensation committee is responsible for determining whether the compensation paid to each of the named executives is fair, reasonable and competitive, and whether it serves the interest of the Company’s shareholders.

The individuals who served as our CEO and Chief Financial Officer, or CFO, during 2006, as well as one other former executive officer included in the Summary Compensation Table, are referred to as the “named executives.” With respect to the named executives, this Compensation Discussion and Analysis identifies our current compensation philosophy and objectives and describes the various methodologies, polices and practices for establishing and administering the compensation programs of the named executives.

Compensation Philosophy and Objectives

The compensation committee believes that the most effective executive compensation programs are those that align the interests of the executive with those of our shareholders. The compensation committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short- and long-term strategic objectives. Although the compensation committee believes that a significant percentage of executive pay should be based on the principles of pay-for-performance, it also recognizes that the Company must have the ability to attract highly talented executives.

The Company’s executive compensation programs are designed to provide:

•	levels of base compensation that are competitive geographically and with comparable companies;

•	annual incentive compensation that varies in a consistent manner with the achievement of individual performance objectives and financial results of the Company; and

•	long-term incentive compensation that focuses executive efforts on building shareholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation programs, the compensation committee attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below. With respect to performance-based pay, the compensation committee believes that executive compensation should be closely tied to financial and operational performance of the Company, as well as to the individual performance and responsibility level of the named executives. The compensation committee also believes there should be a significant equity-based component because it best aligns the executives interests with those of our shareholders. For purposes of retention, the compensation committee believes that the equity-based compensation should have meaningful conditions to encourage valued employees to remain in the employ of the Company. Finally, the compensation committee also considers other forms of executive pay (e.g., executive perquisites, supplemental executive retirement plans, severance arrangements) as a means to attract, retain and motivate highly qualified executives.

Methodology for Establishing Compensation

The compensation committee is comprised of four independent directors that satisfy the AMEX listing requirements and relevant IRS, NASD and SEC regulations. There are no interlocking relationships between any member of our compensation committee and any of our executive officers.

Our compensation committee is responsible for approving our compensation policies and all forms of compensation to be provided to our executive officers and directors. The CEO is responsible for reviewing the performance of the other named executives and providing recommendations to the compensation committee with regard to their compensation. The compensation committee is responsible for assessing and making recommendations to the board for approval of the total compensation structure paid to the CEO, and the CEO’s compensation recommendations for other executive officers.

The Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, and long-term equity incentives. The compensation committee evaluates the mix between these three elements based on the pay practices of comparable companies.

The compensation committee strives to be fully informed in its determination of the appropriate compensation mix and award levels for the named executives. For this reason, the compensation committee carefully considers the opinions and recommendations of the CEO. All compensation decisions are made with consideration of the compensation committee’s guiding principles of fairness to employees, retention of talented executives and fostering improved Company performance which will ultimately benefit our shareholders. With respect to the named executives, the following describes in detail the objectives and polices underlying the various elements of the compensation mix:

Employment Agreements

Compensation of our CEO (John A. Fellows) is paid in accordance with his employment agreement and the compensation of our current CFO (Kevin J. Thimjon) is paid in accordance with his employment offer letter, each of which is described below under the heading “Employment Agreements and Termination of Employment and Change in Control Arrangements.” The compensation committee believes that these employment agreements are an important part of ensuring the long-term commitment of these officers.

Base Salary

It is our philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance, and geographic location. Generally, we have chosen to position cash compensation to remain competitive in attracting and retaining executive talent.

Each fiscal year, the compensation committee determines the target total annual cash compensation (salary and bonuses) for each named executive. There is a wide-variety of factors the compensation committee considers in determining pay levels, as opposed to the decisions being solely based on market pay practices. The compensation committee considers a combination of the individual executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility (including risk management and corporate strategic initiatives), internal relationships or comparisons, and the current compensation package in place for that executive, including the executive’s current annual salary and potential bonus award.

The compensation committee generally evaluates executive salaries annually. The most recent analysis of the executive compensation of the named executives indicated that base salaries for the named executives were generally positioned at approximately the market median.

Non-Equity Incentive Compensation

We intend to continue our strategy of compensating the named executives through programs that emphasize performance-based incentive compensation. Our executives are eligible to receive an annual cash incentive payment based on financial performance, their individual performance and other criteria as the compensation committee deems appropriate. The amounts and criteria for earning cash incentives are established by the compensation committee during the fiscal year. In determining amounts to be paid, the compensation committee takes into consideration other elements of these employees’ compensation as well as market comparisons. For 2006, the amounts paid to our CEO and former CFO were discretionary bonuses based on extraordinary contributions to the Company in connection with our acquisition of SkyTel and sale of our J.W. Miller division. The target performance goals for our CEO and our current CFO in 2007 and beyond will be determined by our compensation committee. We consider non-equity incentive compensation to be an important element in attracting, motivating and retaining these members of the management team.

Long-Term Incentive Awards

Long-term incentive awards are the third component of the Company’s total compensation package. The compensation committee believes that equity-based compensation ensures that the Company’s officers have a continuing stake in the long-term success of the Company.

Options granted to named executives typically vest over a 4-year period, are granted with a ten-year term and have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant.

In connection with our hiring of the CEO, we granted the CEO one million non-qualified options. These options are standalone grants and were not granted from the 2001 Plan: 250,000 of these options were granted at an exercise price of $2.67 per share (the fair market value of our common stock on the date of grant); 250,000 at an exercise price of $4.00 per share; 250,000 at an exercise price of $6.00 per share; and 250,000 at an exercise price of $8.00 per share. The compensation committee believed that by pricing a significant amount of the option grants well above the current fair market value of our common stock on the date of grant, the CEO’s interests are significantly aligned with those of our shareholders with respect to increasing shareholder value. This same strategy was utilized in connection with the grants of our new CFO’s options in January 2007. Although we have not adopted this strategy with respect to all employee options, we may, from time to time, implement a similar option pricing strategy with respect to named-executives and other non-named executives, in order to provide additional incentives to such employees to increase financial performance.

Deferred Compensation

Under the Bell Industries, Inc. Executive Compensation Deferral Plan, or ECP, as amended, each named executive and such other highly compensated employees as the board may designate are eligible to participate. Each participant may elect a percentage (not more than 10%) of his base salary that he wishes to defer. Such deferred sums are assigned to employee designated investment options, which are funded through life insurance policies owned by us. The ECP provides for a company matching contribution in an amount equal to 50% of a participant’s chosen deferral. The maximum annual company matching contribution per participant is limited to the lesser of 50% of the deferred amount or $20,000.

Change in Control Provisions

Our CEO and CFO have change in control provisions in their respective employment agreement and employment letter. These provisions or agreements grant these officers certain compensation and accelerated vesting of equity awards in the event that a change in control occurs. These agreements (as more fully described on page [15] of this proxy statement) are based on market comparison and are an important element in the retention of these officers and employees.

Broad-Based Benefits Programs

The named executives are entitled to participate in the benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, healthcare savings accounts, paid vacation, and company contributions to a savings and profit sharing retirement plan.

Relationship Between Elements and Objectives

In determining the total amount and mixture of the compensation package for each named executive, the compensation committee subjectively considers individual performance, including past and expected contributions, overall performance, long-term goals and such other factors as the compensation committee determines to be appropriate. The use of both cash compensation (salary and bonus) and long-term compensation (equity awards) achieves the objective of attracting, motivating and retaining executive officers and employees. The 2007 Plan, if approved, should provide our officers and employees with the incentive to maximize return on equity. Long-term compensation realized through the use of equity awards achieves the objectives of aligning management’s interests with shareholders’ interests; attracting, motivating and retaining officers and employees; and ensuring the long-term commitment of the management team.

Administrative Policies and Practices

To evaluate and administer the compensation practices of the CEO and other named executives, the compensation committee meets a minimum of 2 times a year at regularly scheduled board meetings. The compensation committee also holds “special” meetings and meets telephonically to discuss extraordinary items (such as, the hiring or dismissal of a named executive). For fiscal year 2006, the compensation committee met a total of 2 times (includes regularly scheduled board meetings, special meetings and telephonic meetings).

Timing of Grants of Options and Restricted Stock

We do not have, nor do we intend to have, a program, plan or practice to select the grant dates of stock options and restricted stock for executive officers in coordination with the release of material non-public information. It is our practice to use the actual grant date when setting option exercise prices or when granting restricted stock. The grant dates used are usually the dates when the board approved the grants or when the board set an effective grant date (usually within a short period of time after approval).

In fiscal year 2006, the compensation committee approved stock option grants to Mr. Fellows. It is the compensation committee’s practice to use the date it approves the grants for purposes of establishing the “grant date” for stock options. In all instances, the exercise price for stock options is set at a price equal to or greater than the closing price of our common stock on the grant date.

Stock Ownership Guidelines

Stock ownership guidelines for the named executives have not been implemented by the compensation committee. The compensation committee, however, will continue to periodically review best practices and re-evaluate whether stock ownership guidelines are consistent with the compensation philosophy of the Company and with the shareholders’ interests.

Tax Deductibility of Executive Officer Compensation

Code section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit. The Company plans to comply with the requirements of Section 162(m). Accordingly, all grants made under Company plans in fiscal year 2006 qualify for the corporate tax deduction, and prospectively, the compensation committee will continue to carefully consider the impact of Code section 162(m) in determining the appropriate pay mix and compensation levels for the named executives.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of
The Board of Directors

Mark E. Schwarz (Chairman),
L. James Lawson,
Michael R. Parks and
Clinton J. Coleman

The above report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Summary Compensation Table

The Summary Compensation Table and following table show the cash and non-cash compensation awarded to or earned by our named executives during fiscal year 2006. Other than the individuals named below, we did not have any other executive officers during fiscal year 2006. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the executive officers required to be reported in that column.

					All Other
Name and				Option	Compensation	Total
Principle Position (1)	Year	Salary ($)	Bonus ($)(4)	Awards ($)(5)	($)	($)

John A. Fellows President and Chief Executive Officer	2006	375,000	112,500	274,794	—	762,294
Mitchell I. Rosen Former Chief Financial Officer (2)	2006	170,000	60,000	792	149,226	380,018
Charles S. Troy Former Vice President (3)	2006	107,000	—	—	178,697	285,697

(1)	Kevin J. Thimjon, our Executive Vice President and Chief Financial Officer, is not included in this table, because he did not become an employee of the Company until January 8, 2007.

(2)	Effective January 8, 2007, Mr. Rosen no longer serves as Chief Financial Officer of our company, but continues to serve us as a consultant.

(3)	Effective June 26, 2006, Mr. Troy resigned as Vice President and an executive officer of our company, but continues to be an employee at a reduced level of compensation and duties.

(4)	These amounts represent discretionary bonuses awarded to Mr. Fellows and Mr. Rosen based on the achievement of various non-financial objectives.

(5)	The methodology and assumptions used in the valuation of stock option awards are included in Note 7 to the Company’s financial statements included in the Annual Report on Form 10-K dated December 31, 2006.

The following table discloses each item included in the “All Other Compensation” column in the Summary Compensation Table above.

				Savings and Profit
				Sharing Plan		Accrued
		ECP Matching	ECP	Matching	Severance	Vacation
Name	Year	Contributions ($)	Earnings ($)	Contributions ($)	Payments ($)	Payouts ($)	Total ($)

John A. Fellows	2006	—	—	—	—	—	—
Mitchell I. Rosen	2006	8,500	6,601	1,177	113,333	19,615	149,226
Charles S. Troy	2006	4,375	3,604	526	150,000	20,192	178,697

Grants of Plan-Based Awards Table

The following table summarizes the 2006 grants of equity and non-equity plan-based awards to named executives. Columns have been omitted from the table when there has been no equity or non-equity plan-based award required to be reported in that column.

		All Other Option
		Awards: Number	Exercise or Base	Grant Date Fair
		of Securities	Price of	Value of
		Underlying	Option	Stock and
Name	Grant Date	Options (#)(1)	Awards ($/Sh)	Option Awards ($)

John A. Fellows	6/05/06	250,000	2.67	261,250
	6/05/06	250,000	4.00	182,250
	6/05/06	250,000	6.00	113,750
	6/05/06	250,000	8.00	75,500
Mitchell I. Rosen	—	—	—	—
Charles S. Troy	—	—	—	—

(1)	All of the option grants to Mr. Fellows are non-qualified standalone grants and were not granted from the 2001 Plan.

Outstanding Equity Awards at Fiscal Year End Table

The following table shows the unexercised stock options, unvested restricted stock, and other equity incentive plan awards held at the end of fiscal year 2006 by named executives. Columns have been omitted from the table where there is no outstanding equity awards required to be reported in that column.

	Option Awards
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised		Option	Option
Name	Options (#) Exercisable	Options (#) Unexercisable		Exercise Price ($)	Expiration Date

John A. Fellows	10,000	—		2.35	6/06/10
	100,000	150,000	(1)	2.67	6/05/16
	100,000	150,000	(1)	4.00	6/05/16
	100,000	150,000	(1)	6.00	6/05/16
	100,000	150,000	(1)	8.00	6/05/16
Mitchell I. Rosen	5,000	—		2.00	4/26/07
Charles S. Troy	75,000	—		4.13	1/23/09
	15,000	—		2.44	1/02/11

(1)	Each of these option grants becomes exercisable in increments of 50,000 shares on 10/03/07, 10/03/08 and 10/03/09.

Option Exercises and Stock Vested Table

There were no option exercises during the year ended December 31, 2006 by any of the executive officers named in the Summary Compensation Table. Additionally, no stock awards were issued or outstanding during the year ended December 31, 2006.

Pension Benefits Table

The Company does not provide pension benefits to any of the executive officers named in the Summary Compensating Table.

Nonqualified Deferred Compensation Table

Under the ECP, as amended, each officer and such other highly compensated employees as the Board may designate are eligible to participate. Each participant may elect a percentage (not more than 10%) of his salary that he wishes to defer. Such deferred sums are assigned to employee designated investment options, which are funded through life insurance policies owned by us. The ECP provides for a company matching contribution in an amount equal to 50% of a participant’s chosen deferral. The maximum annual company matching contribution per participant is limited to the lesser of 50% of the deferred amount or $20,000.

Upon retirement or other termination of employment after reaching age 62, a participant is entitled to receive a benefit equal to the balance of their deferred salary plus accrued earnings and any matching funds contributed by us plus accrued earnings.

If a participant voluntarily resigns without the approval of the board, the participant is entitled to receive the balance of their deferred salary plus accrued earnings and the vested percentage of matching funds contributed by us plus accrued earnings. The vesting is based on years of service with a participant becoming fully vested after 12 years. If a participant voluntarily resigns with the approval of the board, or is terminated without cause, or within two years after a “change in control,” the participant is entitled to the balance of their deferred salary plus accrued earnings and any matching funds contributed by us plus accrued earnings as of the date of termination. If a participant is terminated for cause prior to reaching age 62, the participant is entitled to receive only the balance of their deferred salary plus accrued earnings. In the event of an unforeseen emergency, a participant may withdraw an amount up to the balance of their deferred salary plus accrued earnings, subject to approval by the board. If a participant dies or becomes permanently disabled while employed, the participant’s beneficiary is entitled to receive the balance of the deferred salary plus accrued earnings and any matching funds contributed by us plus accrued earnings as of the date of death or permanent disability.

The following table provides information on deferred compensation during 2006, including contributions, earnings, distributions, and the balance of deferred compensation at December 31, 2006 for named executives.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
Name	in last FY ($)	in last FY ($)(1)	Last FY ($)(2)	Distributions ($)	Last FYE ($)

John A. Fellows	—	—	—	—	—
Mitchell I. Rosen	17,000	8,500	19,804	—	151,788
Charles S. Troy	8,750	4,375	10,812	214,069	—

(1)	Amounts in this column are included in the Summary Compensation Table under the heading “ECP Matching Contributions.”

(2)	A portion of the amounts in this column is included in the Summary Compensation Table under the heading “ECP Earnings.”

Savings and Profit Sharing Plan

We established the Bell Industries’ Employees’ Savings and Profit Sharing Plan (the “PSP”) in 1973 under which both employees and we may make contributions. The PSP will continue until terminated by the Board. The Board determines our contribution to the PSP in its discretion. For the fiscal year ended December 31, 2006, we contributed $70,000 to the PSP.

Employment Agreements and Termination of Employment and Change in Control Arrangements

Agreement with John Fellows.  In October 2005, we entered into an employment agreement with John A. Fellows, pursuant to which Mr. Fellows serves as our President and Chief Executive Officer. The initial term of the agreement is three years, subject to annual renewals thereafter, and the agreement provides that Mr. Fellows’ base salary will be $375,000 per year, subject to increase in the sole discretion of the Compensation Committee. Pursuant to the agreement, Mr. Fellows will be eligible to earn an annual performance bonus of up to 100% of his base salary upon the achievement of performance objectives to be determined by the Compensation Committee in its sole discretion in accordance with the terms and conditions of any bonus plan in effect for our senior executives from time to time. Pursuant to the terms of the agreement, Mr. Fellows was granted stock options to purchase up to 1,000,000 shares of our common stock pursuant to stock option grants made by the Board and as set forth in the Outstanding Equity Awards at Fiscal Year End Table. The agreement provides for a severance amount of one times Mr. Fellows’ base salary in effect on the date of termination and the vesting of an additional twenty percent of the options received by Mr. Fellows that are not then vested if we terminate Mr. Fellows’ employment without Cause or if Mr. Fellows terminates his employment for Good Reason (each as defined in the agreement). In addition, if we terminate Mr. Fellows’ employment without Cause or if Mr. Fellows terminates his employment for Good Reason during the one year period following a Change in Control (as defined in the agreement), he would be entitled to receive severance equal to two times the aggregate of his base salary in effect on the date of termination and his Annual Bonus (as defined in the agreement) for the prior fiscal year, and, to the extent not assumed by the acquiring party, all stock options, restricted stock units and other equity awards would vest in full.

Agreement with Kevin Thimjon.  On January 5, 2007, we entered into an employment letter with Mr. Thimjon pursuant to which Mr. Thimjon is employed as our Chief Financial Officer and Principal Financial Officer for a term of two years, beginning January 8, 2007, subject to certain termination rights. The employment letter provides that he will receive an annual base salary of $210,000, subject to annual review by the Company. In addition, Mr. Thimjon will be entitled to receive annual and other bonuses as may be determined in the sole discretion of our Compensation Committee. Pursuant to the employment letter, we issued to Mr. Thimjon non-qualified stock options for 125,000 shares of our common stock. In addition, Mr. Thimjon may be entitled, during the term of the Employment Letter, to receive additional options, at such exercise prices and other terms as our Compensation

Committee may determine. In the event Mr. Thimjon’s employment is terminated by us without Cause (as such term is defined in the employment letter) or if Mr. Thimjon resigns for Good Reason (as such term is defined in the employment letter), we must pay him a severance amount equal to six months of his then current base annual salary, an additional 20% of any unvested stock options held by him will vest and shall remain exercisable with respect to the vested portion for a period of forty-five days and we must provide certain health insurance benefits for a period of time. In the event Mr. Thimjon’s employment is terminated by us without “cause” or if Mr. Thimjon resigns for Good Reason within 12 months of a Change of Control (as such term is defined in the employment letter), we must pay him a severance amount equal to one year of his then current base annual salary plus full annual bonus, all of the unvested stock options held by him will vest and shall remain exercisable with respect to the vested portion for a period of forty-five days and the Company must provide certain health insurance benefits for a period of time.

Agreements with Mitchell I Rosen.  In January 2005, we entered into a severance agreement with Mr. Rosen in connection with his appointment as our Chief Financial Officer. The agreement provided that Mr. Rosen would receive an amount equal to one half of his annual base compensation (excluding bonuses and other compensation) in the event we terminated his employment other than by reason of death, disability, retirement, or cause. The agreement also provided that for a period of six months following the date of Mr. Rosen’s termination, we would provide Mr. Rosen and his eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Mr. Rosen’s employment had not been terminated (or at our election, pay the applicable COBRA premium for such coverage); provided, however, that if Mr. Rosen became re-employed with another employer and was eligible to receive group health insurance coverage under another employer’s plans, our obligations with regard to Mr. Rosen’s health insurance would terminate. On January 5, 2007, we entered into a Release and Amended Employment Agreement with Mitchell I. Rosen, our former Chief Financial Officer, pursuant to which Mr. Rosen agreed to resign as our Chief Financial Officer, effective as of January 8, 2007. Mr. Rosen agreed to release us from any and all claims arising from his employment and from his separation from the Company and to provide certain services to the Company until April 15, 2007, unless sooner terminated. The Release Agreement terminated all of our obligations to Mr. Rosen under the severance agreement. Until January 26, 2007, Mr. Rosen was retained as a full-time employee to serve as an advisor to the Chief Executive Officer, for which he was paid his current base salary (at the level of $170,000 annually) on a pro rata basis. Pursuant to the terms of the release agreement, we provided Mr. Rosen with a lump sum payment equal to eight months of Mr. Rosen’s base salary on February 2, 2007. Following completion of the consulting period and by April 20, 2007, we will provide Mr. Rosen with a bonus of $60,000 ($35,000 of which has been previously paid to Mr. Rosen). Mr. Rosen will also be entitled to the continuation of certain health care coverage until January 31, 2008, subject to termination in the event Mr. Rosen becomes eligible to receive group health insurance coverage under another employer’s plan.

Vested Benefits for Mr. John J. Cost under Directors’ Retirement Plan.  Mr. John J. Cost, a director who resigned in September 2004, receives $40,000 in benefits under the directors’ retirement plan, which has been terminated except for vested benefits. Under the plan, Mr. Cost is entitled to receive for his life an annual retirement benefit of $40,000 and his surviving spouse, if any, is entitled to receive benefits for an additional five years. In the event of a change of control, Mr. Cost would be entitled to receive an immediate lump sum payment of the present value of his accrued retirement benefit.

Potential Payments Upon Termination or Change of Control

Other than as described above in the section entitled “Employment Agreements and Termination of Employment and Change in Control Arrangements,” we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement or change in control) or a change of responsibilities following a change in control, where the value of such compensation exceeds $10,000 per executive officer.

The following table reflects the amounts that would be paid to our named executive officers if a change in control or other termination event occurred on December 31, 2006 and our stock price per share was the closing market price as of that date. The closing market price of our common stock at December 29, 2006 (the last day of the fiscal year ended December 31, 2006 for which AMEX was open) was $3.80.

John A. Fellows

The following table shows the potential payments upon termination or a change of control of the Company as of December 31, 2006 for John A. Fellows, our President and Chief Executive Officer during 2006.

	Termination Without Cause or	Termination Without Cause or
Executive Benefit and	Resignation for Good Reason	Resignation for Good
Payments Upon Separation	(other than Change in Control)	Reason and Change in Control

Base Salary	375,000	750,000
Bonus		700,000	(2)
Accelerated Vesting of Stock Options (1)	56,500	169,500
Continuation of Health Benefits	16,236	16,236

Total	447,736	1,635,736

(1)	Calculated as the intrinsic value per option, multiplied by the number of options that would have immediately vested on December 31, 2006. The intrinsic value per option is calculated as the excess of the closing market price on December 29, 2006, over the exercise price of the option.

(2)	Amount represents two times the annualized bonus paid during 2006 for the period October 3, 2005 through December 31, 2005.

Indemnification Agreements

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers. These agreements require us, among other things, to indemnify each such director and executive officer against all costs, charges, expenses (including legal or other professional fees), damages or liabilities incurred by such individual arising out of, in connection with, or incidental to, any action, suit, demand, proceeding, investigation or claim by reason of such individual’s status or service as a director or executive officer, regardless of whether sustained or incurred by reason of the individual’s negligence, default, breach of duty or failure to exercise due diligence. However, we will not indemnify such director or executive officer under these agreements if it is proved that such individual’s failure to act constituted a breach of his fiduciary duties as a director and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The agreements also require us to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other Transactions

We do not believe that there are any relationships or related transactions which are required to be reported in 2006.

On January 31, 2007, as described further in Proposal Number 3, the Company issued a $10,000,000 Convertible Promissory Note to Newcastle pursuant to a purchase agreement. Under the purchase agreement, the Company granted Newcastle certain governance and related rights so long as Newcastle beneficially owns at least 5% of our outstanding common stock, including the right to designate two members to the board and a pre-emptive right to acquire additional securities in the event we propose to issue any additional securities. We also agreed to exempt Newcastle from any stockholder rights plan that may be adopted in the future and exempted Newcastle from certain notice provisions with respect to shareholder meetings and nominations of directors, as set forth in the Company’s bylaws. Additionally, our board approved Newcastle as a related entity under Article Seven of the Company’s articles of incorporation, thereby exempting certain transactions with Newcastle from the supermajority shareholder voting requirements under Article Seven of the Company’s articles of incorporation. In connection with the purchase of the Convertible Note, the Company and Newcastle also entered into a registration rights agreement, pursuant to which Newcastle was granted demand and piggyback registration rights in respect of shares of common stock that may be issued under the Convertible Note. Mr. Schwarz, the Chairman of the Board of Directors, controls the general partner of Newcastle. In addition, Mr. Coleman, a member of our board, is an employee of Newcastle.

None of the following persons has been indebted to us at any time since the beginning of 2006: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of the directors, executive officers or nominees for director; any corporation or organization of which any of the directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

Review of Related Person Transactions

We do not have a written policy for reviewing transactions between the Company and our directors and executive officers, their immediate family members and entities with which they have a position or relationship, however, we adhere to certain general procedures to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our board and outside legal counsel annually reviews all transactions and relationships disclosed in the director and officer questionnaires, and the board makes a formal determination regarding each director’s independence.

If a director is determined to no longer be independent, such director, if he or she serves on any of the Audit, Governance or Compensation committees, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the committee. If the transaction presents a conflict of interest, the Board will determine the appropriate response.

Upon receiving notice of any transaction between the Company and an executive officer that may present a conflict of interest, our Chief Executive Officer will discuss the transaction with the Chairman (or, if the transaction involves the Chief Executive Officer, the Chair of the Audit Committee) to determine whether the transaction could present a conflict of interest. If the transaction has already occurred and a determination is made that a conflict of interest exists, the Audit Committee will determine the appropriate response. The Company’s procedures for reviewing related person transactions do not require the approval or ratification of such transactions.

PROPOSAL NO. 2

APPROVAL OF BELL INDUSTRIES, INC. 2007 STOCK INCENTIVE PLAN

INTRODUCTION

On April 9, 2007, our board approved the Bell Industries, Inc. 2007 Stock Incentive Plan, or the 2007 Plan. The board believes that the 2007 Plan will benefit us and our shareholders by providing incentive based compensation and will encourage officers, directors, consultants and our other key employees to attain high performance and encourage stock ownership in our company. Currently, we have one stock-based incentive programs, the 2001 Stock Option Plan, or the Prior Plan. The 2007 Plan is intended to amend and restate our Prior Plan and serve as the successor program to the Prior Plan. An additional 777,000 shares will be reserved under the 2007 Plan.

As of April 9, 2007, 223,000 shares of our common stock were available for issuance under the Prior Plan, and options to purchase 277,000 of these shares were outstanding. Since the inception of the Prior Plan, no shares of common stock have been issued upon the exercise of options granted under the Prior Plan. Based on the level of grants made in recent years, the 2007 Plan is expected to provide sufficient equity incentive award capacity for the next three years, which the board currently believes is reasonable under the circumstances.

Our board believes that the 2007 Plan is critical to our ability to attract, retain and motivate the key executive and management personnel necessary to maintain the Company’s success. The 2007 Plan will enable us to attract and retain the highest caliber managers and employees, to link incentive rewards to corporate and shareholder performance, and to encourage capital accumulation and stock ownership by key managers and personnel in order to increase their proprietary interest in the Company’s success.

The board recommends that you vote FOR the approval of the 2007 Plan. Proxies received will be so voted unless shareholders specify otherwise in the proxy.

DESCRIPTION OF THE 2007 PLAN

General

The 2007 Plan was adopted by the board on April 9, 2007 and, subject to shareholder approval, will become effective on the date of adoption by the board. At that time, all outstanding options under the Prior Plan will be transferred to the 2007 Plan, and no further option grants will be made under the Prior Plan. The transferred options will continue to be governed by their existing terms, unless the compensation committee decides to extend one or more features of the 2007 Plan to those options. A copy of the 2007 Plan is included herewith as Appendix A to this proxy statement. The following summary description is qualified by reference to the 2007 Plan.

Share Reserve

The board has authorized up to 1,000,000 shares of the common stock for issuance under the 2007 Plan. This share reserve consists of the 223,000 shares that are estimated will be carried over from the Prior Plan plus an increase of approximately 777,000 shares. No participant in the 2007 Plan may be granted stock options, direct stock issuances and share right awards for more than 1,000,000 shares of common stock in total in any calendar year.

Programs

The 2007 Plan has three separate programs:

•	the discretionary option grant program, under which the compensation committee may grant (i) non-statutory options to purchase shares of the common stock to eligible individuals in the employ or service (including employees, non-employee board members and consultants) at an exercise price not less than 100% of the fair market value of those shares on the grant date and (ii) incentive stock options to purchase shares of common stock to eligible employees at an exercise price not less than 100% of the fair market value

(110% of fair market value in the case of any grant to a more than 10% shareholder) of those shares on the grant date;

•	the stock issuance program, under which eligible individuals may be issued shares of common stock directly, upon (or that vest upon) the attainment of performance goals, the completion of a specified period of service or as a bonus for past services. In order to meet the requirements of Section 162(m) of the Code which disallows deductions to publicly held corporations for compensation paid to certain executive officers in excess of $1 million, performance goals may be based upon one or more of the following performance-based business criteria, either on a business unit or company-specific basis or in comparison with peer group performance: net sales; gross sales; return on net assets; return on assets; return on equity; return on capital; return on revenues; asset turnover; economic value added; total shareholder return; net income; pre-tax income; operating profit margin; net income margin; sales margin; market share; inventory turnover; days sales outstanding; sales growth; capacity utilization; increase in customer base; cash flow; book value; share price performance (including options and stock appreciation rights tied solely to appreciation in the fair market of the shares of common stock); earnings per share; stock price earnings ratio; earnings before interest, taxes, depreciation and amortization expenses; earnings before interest and taxes; or such earnings adjusted for unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. The performance goals used may differ for each participant and for each stock grant; and

•	the director automatic option grant program, under which each individual who is first elected or appointed as a non-employee board member shall automatically be granted, on the date of such initial election or appointment, an option to purchase 10,000 shares of our common stock, provided that such individual has not previously been in the employ of our company or subsidiary. In addition, each individual director shall automatically be granted, an option to purchase 10,000 shares of our common stock on January 1 of each year in which they are serving as non-employee board member. Each option granted under the director automatic option grant program will have an exercise price not less than 100% of the fair market value of those shares on the grant date.

Eligibility

The individuals eligible to participate in the 2007 Plan include officers and other employees, directors and consultants.

Administration

The compensation committee will administer the discretionary option grant and stock issuance programs. The compensation committee will determine which eligible individuals are to receive option grants, stock issuances or share right awards under those programs, the time or times when the grants or issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant, stock issuance or share right awards and the maximum term for which any granted option is to remain outstanding.

Plan Features

The 2007 Plan will include the following features:

•	The exercise price for any options granted under the 2007 Plan may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. Options may also be exercised through a same-day sale program without any cash outlay by the optionee.

Change in Control

The 2007 Plan will include the following change in control provisions that may result in the accelerated vesting of outstanding option grants and stock issuances:

•	In the event that we are acquired by merger or asset sale or a successful tender offer for more than 50% of our outstanding voting stock which the board recommends that the shareholders accept, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation or otherwise continued in full force and effect will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

•	The compensation committee will have complete discretion to grant one or more options which will become exercisable for all the option shares in the event those options are assumed in the acquisition but the optionee’s service with us or the acquiring entity is subsequently terminated. The vesting of any outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

•	The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than 35% of our outstanding voting stock which the board does not recommend that the shareholders accept or a change in the majority of the Board through one or more contested elections. This accelerated vesting may occur either at the time of the transaction or upon the subsequent termination of the individual’s service.

•	The board may amend or modify the 2007 Plan at any time, subject to any required shareholder approval. The 2007 Plan will terminate no later than the tenth anniversary of the adoption of the plan by the board.

Federal Income Tax Consequences.

The following discussion is intended to be only a general description of the tax consequences of the 2007 Plan under the provisions of U.S. federal income tax law currently in effect and does not address any estate, gift, state, local or non-U.S. tax laws. U.S. federal income tax law is subject to change at any time, possibly with retroactive effect. Accordingly, each grantee should consult a tax advisor regarding his or her specific tax situation.

Incentive Stock Options.  The grant of an incentive stock option does not give rise to federal income tax to the grantee. Similarly, the exercise of an incentive stock option generally does not give rise to federal income tax to the grantee, as long as the grantee is continuously employed by us from the date the option is granted until the date the option is exercised. This employment requirement is subject to certain exceptions. However, the exercise of an incentive stock option may increase the grantee’s alternative minimum tax liability, if any.

If the grantee holds the option shares for more than two years from the date the option is granted and more than one year from the date of exercise, any gain or loss recognized on the sale or other disposition of the option shares will be capital gain or loss, measured by the difference between the sales price and the amount paid for the shares by the grantee. The capital gain or loss will be long-term or short-term, depending on the grantee’s holding period for the shares. If the grantee disposes of the option shares before the end of the required holding period, the grantee will recognize ordinary income at the time of the disposition equal to the excess, if any, of (i) the fair market value of the option shares at the time of exercise (or, under certain circumstances, the selling price, if lower) over (ii) the option exercise price paid by the grantee. Any additional amount received by the grantee would be treated as capital gain. Under current law, there is a maximum tax rate of 15% for long-term capital gains. The deductibility of capital losses is subject to certain limitations.

We are generally not entitled to a tax deduction at any time with respect to an incentive stock option. If, however, the grantee does not satisfy the employment or holding period requirements described above, we will be allowed a deduction in an amount equal to the ordinary income recognized by the grantee, subject to certain limitations and W-2 reporting requirements.

Non-Statutory Stock Options.  The grant of a non-statutory stock option generally does not result in federal income tax to the grantee. However, the grantee will recognize taxable ordinary income upon the exercise of a non-statutory option equal to the excess of the fair market value of the option shares on the exercise date over the option exercise price paid. Slightly different rules may apply to grantees who acquire stock under options subject to certain vesting requirements or who are subject to Section 16(b) of the Securities Exchange Act of 1934, or the Exchange Act. With respect to employees, we are required to withhold income and employment taxes based on the amount of ordinary income recognized by the grantee.

On the sale of the option shares, the grantee will recognize capital gain or loss in an amount equal to the difference between the sales price and the sum of the exercise price paid by the grantee for the shares plus any amount recognized as ordinary income upon the exercise of the option. The capital gain or loss will be long-term or short-term depending on the grantee’s holding period for the shares.

We will be allowed a tax deduction on the exercise of the option by the grantee, equal to the amount of ordinary income recognized by the grantee, subject to certain limitations and W-2 or 1099 reporting requirements.

Stock Grants.  The grantee will generally recognize taxable ordinary income on the receipt of a direct grant of stock from us. Slightly different rules may apply to grantees who are granted stock or share right awards which are subject to certain vesting requirements or who are subject to Section 16(b) of the Exchange Act. The rules regarding our entitlement to a tax deduction for the income recognized by the grantee and our tax withholding obligations are similar to those discussed above for non-statutory stock options.

Change in Control.  In general, if the total payments to an individual that are contingent upon our “change in control” (as defined in Section 280G of the Code), including payments under the 2007 Plan that vest upon a “change in control,” equal or exceed three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to us and the individual would be subject to a 20% excise tax on such portion of the payments.

Taxation of Deferred Compensation.  Recently enacted Section 409A of the Code imposes immediate taxation, with interest and a 20% excise tax, on certain deferred compensation that does not meet the requirements of the Section. Adverse treatment under Section 409A applies to nonstatutory stock options that are granted below fair market value. If any award granted under the 2007 Plan does not comply with Section 409A requirements, the affected employee will be subject to the adverse tax consequences discussed in this paragraph.

Certain Limitations on Deductibility of Executive Compensation.  Section 162(m) of the Code generally denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction attributable to stock options or stock grants). Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. Compensation attributable to stock options will qualify as performance-based compensation if the exercise price of the options is no less than the fair market value of stock on the date of grant, the options are granted by a compensation committee comprised solely of “outside directors” (as defined in the Treasury Regulations issued under Section 162(m)) and certain other requirements are met. Compensation attributable to stock grants or share right awards may also qualify as performance-based compensation if the stock’s grant or vesting is based on the attainment of a performance goal and otherwise satisfies the standards for performance-based compensation.

The 2007 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Code.

Plan Benefits

The grant of awards under the 2007 Plan to employees, including our executive officers and directors, is subject to the discretion of the board. There has been no determination made by the compensation committee with respect to future discretionary awards to our executive officers, non-employee directors, employees or consultants under the 2007 Plan. Accordingly, future awards to such persons are not determinable.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 with respect to our common stock issuable under our equity compensation plans:

			(c)
	(a)	(b)	Number of Securities
	Number of Securities	Weighted-Average	Remaining Available for
	to be Issued Upon	Exercise Price of	Future Issuance Under Equity
	Exercise of Outstanding	Outstanding Options,	Compensation Plans (Excluding
Plan Category	Options, Warrants and Rights	Warrants and Rights	Securities Reflected in Column(a)

Equity compensation plans approved by security holders	200,000	$2.96	—
Equity compensation plans not approved by security holders (1)	1,733,000	$4.44	215,000

Total	1,933,000	$4.29	215,000

(1)	Includes grants of stock options issued under the 2001 Plan and inducement grants made in connection with the hiring of employees and officers.

PROPOSAL NO. 3

APPROVAL OF POTENTIAL ISSUANCES OF
SHARES OF COMMON STOCK UNDER COMPANY’S CONVERTIBLE NOTE HELD
BY NEWCASTLE

Introduction

On January 31, 2007, we closed a private placement transaction (the “Transaction”) in which we issued a Convertible Promissory Note in the principal amount of $10 million (the “Note”) to Newcastle Partners, LP (“Newcastle”). The Note is convertible into shares of our common stock at an initial conversion price of $3.81 (the “Conversion Price”). The terms of the Note are described in greater detail below in the section entitled “Terms of the Transaction”.

At the current Conversion Price, the Note would be convertible into 2,624,672 shares of common stock, or approximately 30.5% of the shares currently issued and outstanding. However, we are not obligated to issue shares in excess of 19.9% of our issued and outstanding shares (the “Issuance Cap”) unless and until any required stockholder approvals with respect to applicable issuances of shares under the Note are obtained. AMEX requires shareholder approval of the issuance of shares in excess of the Issuance Cap at a price less than the greater of book or market value (see more below). Accordingly, at the present time, the Note is convertible at Newcastle’s discretion only into 1,710,052 shares of common stock, or 19.9% of our issued and outstanding shares in the absence of a shareholder vote.

In connection with the Transaction, we agreed with Newcastle, that, among other things, (i) we would seek any required shareholder approvals with respect to shares issuable under the Note and (ii) if any required shareholder approvals are not obtained, the interest rate on the principal balance of the Note in excess of the principal balance of the Note then convertible at Newcastle’s discretion into common stock (the “Disallowed Excess Principal”) would increase to 16% from 8%.

Accordingly, we are now seeking shareholder approval with respect to potential issuances of shares under the Note. In the event that this Proposal No. 3 is not approved by the shareholders, the interest on the Disallowed Excess Principal will increase substantially and in turn our borrowing costs and indebtedness will increase and potentially the Company’s ability to pursue value maximizing strategies in the future could be constrained.

Why the Company Needs Shareholder Approval

We are seeking shareholder approval in order to comply with the AMEX rules and to fulfill an obligation under our agreement with Newcastle to seek any required shareholder approvals with respect to applicable issuances of shares under the Note.

AMEX Rule 713 requires shareholder approval for the issuance of securities (other than in a public offering) at a price per share less than the greater of the book or market value of a company’s stock, where the amount of securities being issued represents 20% or more of an issuer’s outstanding common stock. Accordingly, the issuance of any shares in excess of the Issuance Cap which limits the convertibility of the Note at Newcastle’s discretion at the Conversion Price to 19.9% of our outstanding Common Stock, requires shareholder approval

We are seeking shareholder approval so that we can eliminate an obligation of ours that would arise to pay increased interest on the Disallowed Excess Principal. If any required shareholder approvals are not obtained, we would be obligated to pay interest at a significantly higher rate (16%, as opposed to 8%) on the Disallowed Excess Principal, which will increase our borrowing costs and indebtedness and potentially constrain the Company’s ability to pursue value maximizing strategies for shareholders.

Terms of the Transaction

General.  In January 2007, we entered into a Note Purchase Agreement (the “Purchase Agreement”) with Newcastle for the private placement of the Note in the principal amount of $10 million. In connection with the Transaction, we entered into a Registration Rights Agreement with Newcastle. The Transaction closed, and the

Note was issued on January 31, 2007. As part of the Transaction, we agreed (i) to seek any shareholder approvals required with respect to applicable issuances of shares under the Note including pursuant to the AMEX Rules described above, and (ii) that, in the absence of such shareholder approval, we would pay 16% in interest on the Disallowed Excess Principal.

Note.  The Note accrues interest at a rate of 8% per annum, subject to adjustment, with accrued interest accreting as additional principal on the Note as applicable quarterly payment dates. The term of the Note is ten years, and the Note is convertible into shares of common stock at the Conversion Price of $3.81, subject to certain adjustments. At the current Conversion Price, the Note would be convertible into 2,624,672 shares of common stock, or approximately 30.5% of the shares currently issued and outstanding. Nevertheless, because of the Issuance Cap, the Note is convertible at Newcastle’s discretion only into 1,710,052 shares of common stock, or 19.9% of our issued and outstanding shares. In the event that required shareholder approval under the Note is not obtained, the interest rate on the Disallowed Excess Principal increases from 8% to 16%. We have the right to prepay the Note at an amount equal to 105% of outstanding principal following the third anniversary of the issuance of the Note so long as a weighted average market price of our common stock is greater than 150% of the Conversion Price. We also have the option (subject to the consent of our senior lenders) to pay interest on the outstanding principal balance of the Note in cash at a higher interest rate, following the first anniversary of the issuance of the Note if the weighted average market price is greater than 200% of the Conversion Price. Upon a change of control (as defined in the Note), Newcastle may require us to repurchase the Note at a premium price.

An event of default will occur under the Note for a number of reasons, including our failure to pay when due any principal, interest or late charges on the Note, certain defaults on our indebtedness, certain events of bankruptcy and our breach or failure to perform in respect of representations and obligations under the Note.

Upon the occurrence of an event of default, our obligations under the Note may become due and payable in accordance with the terms thereof at a premium price.

The Note is secured by a second lien on substantially all of our assets granted to Newcastle.

Registration Rights.  In connection with the Transaction, we entered into a Registration Rights Agreement with Newcastle pursuant to which we agreed to file with the SEC at Newcastle’s request a registration statement to register for resale a number of shares of the common stock initially issuable upon conversion of the Note and have granted Newcastle certain “piggyback” registration rights. We have also authorized and reserved a sufficient number of shares of common stock for issuance in connection with the Transaction.

Further Information.  The terms of the Transaction, the Note and other Transaction documents are complex and only briefly summarized above. For further information on the Transaction and the rights of Newcastle, please refer to the descriptions contained in the Current Reports on Form 8-K filed with the SEC on February 6, 2007, and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Effect of the Issuance Cap on Current Shareholders

The total number of shares of common stock currently issuable upon conversion of the Note subject to the Issuance Cap is 1,710,052. This would result in some dilution to our shareholders upon a future conversion of the Note. If this Proposal No. 3 is adopted, all shares (without regard to any Issuance Cap) would be issuable upon conversion of the Note by Newcastle. As a result, the issuance of shares upon a future conversion of the Note could potentially result in significantly greater dilution to our shareholders.

The board recommends that you vote “FOR” the approval of potential issuances of shares of common stock under the Company’s Convertible Note held by Newcastle.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 16, 2007, the record date of the annual meeting, there were approximately 8,618,000 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) each of our directors and each director nominee, (ii) each of our executive officers, (iii) each person who is known to us to beneficially own more than 5% of our common stock and (iv) all of our directors and executive officers as a group. As of March 31, 2007, Cede & Co., a nominee of securities depositories for various segments of the financial industry, held approximately 8,461,000 shares representing 98% of our outstanding common stock, none of which was owned beneficially by such organization. The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of April 16, 2007 through the exercise of any stock option or other right. Unless otherwise noted, we believe that each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

	Number of Shares	Percent
Beneficial Owner (1)	Beneficially Owned	of Class

Directors and Officers
John A. Fellows (2)	410,000	4.5%
Kevin J. Thimjon (3)	25,000	*
Mark E. Schwarz (4)	2,315,152	22.3%
L. James Lawson (5)	42,800	*
Michael R. Parks (6)	40,000	*
Clinton J. Coleman	—	*
All Directors and Officers as a Group (6 Persons) (7)	2,832,952	26.0%
5% Shareholders
Loeb Partners Corporation (8)	967,150	11.2%
Royce & Associates, LLC (9)	859,200	10.0%
Dimensional Fund Advisors Inc. (10)	587,262	6.8%
Daniel Zeff (11)	718,303	8.3%
Advisory Research, Inc. (12)	450,900	5.2%

*	Less than 1%

(1)	Each of our other directors and officers may be reached at 8888 Keystone Crossing, Suite 1700, Indianapolis, Indiana 46240.

(2)	Includes 410,000 shares issuable pursuant to currently exercisable stock options.

(3)	Includes 25,000 shares issuable pursuant to currently exercisable stock options.

(4)	Includes 40,000 shares issuable pursuant to currently exercisable stock options. Includes 565,100 shares held by Newcastle for which Mr. Schwarz disclaims beneficial ownership. Includes 1,710,052 shares issuable pursuant to the Newcastle Convertible Promissory Note for which Mr. Schwarz disclaims beneficial ownership.

(5)	Includes 40,000 shares issuable pursuant to currently exercisable stock options.

(6)	Includes 40,000 shares issuable pursuant to currently exercisable stock options.

(7)	Includes 555,000 shares issuable pursuant to currently exercisable stock options and 1,710,052 shares issuable pursuant to the Newcastle Convertible Promissory Note.

(8)	Based on Schedule 13D filed on January 19, 2007 by Loeb Partners Corporation, whose address is 61 Broadway, New York, New York 10006.

(9)	Based on Schedule 13G filed on January 9, 2007 by Royce & Associates, LLC, whose address is 1414 Avenue of the Americas, New York, New York 10019.

(10)	Based on Schedule 13G filed on February 1, 2007 by Dimensional Fund Advisors Inc., whose address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(11)	Based on Schedule 13G filed on February 13, 2007 by Daniel Zeff, whose address is 50 California Street, Suite 1500, San Francisco, California 94111.

(12)	Based on Schedule 13G filed on February 14, 2007 by Advisory Research, Inc., whose address is 180 North Stetson Street, Suite 5500, Chicago, Illinois 60601.

REPORT OF THE AUDIT COMMITTEE

The audit committee reviews our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

In this context, the audit committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2006 and the notes thereto. It has discussed with BKD LLP, our independent registered public accounting firm for the 2006 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Communication with Audit Committees). The audit committee also received and discussed with BKD LLP the matters required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) including the independence of BKD LLP from us. Based on such review and discussions, the audit committee recommended to the board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and be filed with the SEC.

The Audit Committee Of
The Board of Directors

L. James Lawson (Chairman),
Michael R. Parks and
Clinton J. Coleman

The above report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PRINCIPAL AUDITOR FEES AND SERVICES

We incurred the following fees for services performed by PricewaterhouseCoopers (“PwC”) and BKD LLP in 2006 and 2005. Additionally, Grobstein, Horwath & Company LLP performed the audits of our 401(k) plan in 2006 and 2005. These fees incurred are also disclosed below.

Audit Fees

For the year ended December 31, 2006, BKD LLP billed us an aggregate of $195,875 for professional services in connection with the audit of our consolidated financial statements for the year ended December 31, 2006 and reviews of our consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the periods ended June 30, 2006 and September 30, 2006.

For the year ended December 31, 2006, PwC billed us an aggregate of $37,200 for professional services rendered in connection with the review of our consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2006 and in connection with the reissuance of their report and consent included in our Annual Report on Form 10-K for the year ended December 31, 2006. For the year ended December 31, 2005, PwC billed us an aggregate of $295,000 for professional services rendered in connection with the audit of our consolidated financial statements and reviews of our consolidated interim financial statements included in our Quarterly Report on Form 10-Q.

Audit-Related Fees

For each of the years ended December 31, 2006 and 2005, Grobstein, Horwath & Company LLP billed us an aggregate of $12,500 for professional services rendered for audit-related services related to our 401(k) plan. For the year ended December 31, 2006, PwC billed us an aggregate of $223,000 for professional services rendered in connection with due diligence related to mergers and acquisitions. For the year ended December 31, 2005, PwC billed us an aggregate of $25,000 for professional services rendered in connection with the review of a comment letter received from the SEC.

Tax Fees

For the years ended December 31, 2006 and 2005, PwC billed us an aggregate of $0 and $4,600, respectively, for professional services rendered for tax compliance service.

All Other Fees

For the years ended December 31, 2006 and 2005, PwC, BKD LLP and Grobstein, Horwath & Company LLP did not bill us for any other fees not described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Policy for Pre-Approval of Independent Auditor Services

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to the audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL NO. 4:

RATIFICATION OF BKD LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BKD LLP was recommended by the Audit Committee to act in such capacity for the fiscal year ending December 31, 2007, subject to ratification by the shareholders. Representatives of BKD LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Effective July 14, 2006, we dismissed our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The decision to change independent registered public accounting firms was made after the completion of a competitive bid process and was approved by the audit committee. PwC’s reports on our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During each of the years in the two year period ended December 31, 2005, and through July 14, 2006, there were no disagreements between us and PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years.

Effective July 20, 2006, we engaged BKD LLP as our new independent registered public accounting firm. During the last two fiscal years and through July 20, 2006, we did not consult with BKD LLP regarding (1) the application of accounting principles to any transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on our financial statements; or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

The affirmative vote of a majority of the shares of our common stock represented at the meeting and entitled to vote is necessary to ratify the appointment of BKD LLP as our independent registered public accounting firm.

The board recommends that you vote “FOR” the ratification of BKD LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007.

OTHER MATTERS

Section 16(a) Reporting Compliance

Section 16 of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of such reports. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% shareholders were met during the year ended December 31, 2006.

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Annual Report on Form 10-K

We will provide, without charge, a copy of our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2006 upon the written request of any shareholder. This request should be directed to Bell Industries, Inc., 8888 Keystone Crossing, Suite 1700, Indianapolis, Indiana 46240; Attn: Chief Financial Officer.

Broker Non-Votes

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. For shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of the proposal to approve the adoption of the Bell Industries, Inc. 2007 Stock Incentive Plan (Proposal No. 2) and the proposal to approve potential issuances of common stock under the Convertible Promissory Note (Proposal No. 3) which are non-routine matters, if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of these proposals. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing us that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on the proposal to elect directors (Proposal No. 1) and the ratification of BKD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 (Proposal No. 4), which are routine matters.

Election of Directors.  The election of directors is a routine matter for brokers that hold their clients’ shares in “street name.” If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will not be counted in the election of directors.

Approval of the adoption of the Bell Industries, Inc. 2007 Stock Incentive Plan.  The approval of the adoption of the Bell Industries, Inc. 2007 Stock Incentive Plan is a non-routine matter for brokers that hold their clients’ shares in “street name” and requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and entitled to vote at the 2007 Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

Approval of potential issuances of common stock under the Convertible Promissory Note.  The approval of the proposal relating to potential issuances of common stock under the Convertible Promissory Note is a non-routine matter for brokers that hold their clients’ shares in “street name” and requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and entitled to vote at the 2007 Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

Ratification of the appointment of BKD LLP as independent registered public accounting firm.  The ratification of the appointment of an independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

Shareholder Proposals

In accordance with SEC rules, if a shareholder wishes to have a proposal printed in the Proxy Statement to be used in connection with our next Annual Meeting of Shareholders, tentatively scheduled for May 22, 2008, such proposal must be received by Mark J. Kelson, Secretary, at the address above prior to December 18, 2007 in order to be included in our Proxy Statement and form of proxy relating to that meeting.

In addition, shareholders may present proposals, which are proper subjects for consideration at an Annual Meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in our Bylaws. Our Bylaws require that, for other business to be properly brought before an annual meeting by a shareholder, we must have received written notice thereof not less than 60 nor more than 90 days prior to the annual meeting (or, if less than 70 days notice or other public disclosure of the date of the annual meeting is given, not later than 10 days after the earlier of the date notice was mailed or public disclosure of the date was made). The notice must set forth (a) a brief description of the business proposed to be brought before the annual meeting, (b) the shareholder’s name and address, (c) the number of shares beneficially owned by such shareholder as of the date of the shareholder’s notice, and (d) any financial interest of such shareholder in the proposal. Similar information is required with respect to any other shareholder, known by the shareholder giving notice, supporting the proposal.

If the proposal includes the nomination of a person to become a director, the nomination is required to contain certain information about both the nominee and the shareholder making the nomination as set forth in our bylaws. In addition, the notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under American Stock Exchange Sections 121 (if applicable) and 803(a) of the Company Guide and Rule 10A-3 under the Exchange Act, or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

OTHER BUSINESS

The board knows of no other matters that are likely to come before the meeting. If any such matters should properly come before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

Mark J. Kelson
Secretary

April   , 2007

Appendix A

BELL INDUSTRIES, INC.

2007 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

A.	Purpose of the Plan

1. This 2007 Stock Incentive Plan (the “Plan”) is intended to promote the interests of Bell Industries, Inc., a California corporation (the “Corporation”), by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the Service of the Corporation.

2. Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

B.	Structure of the Plan

1. The Plan shall be divided into three separate equity programs:

(a) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock and stock appreciation rights;

(b) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares, as bonus for services rendered the Corporation (or any Parent or Subsidiary), or pursuant to share right awards which entitle Participants to receive shares upon the attainment of designated Performance Goals or Service requirements; and

(c) the Director Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive grants of options to purchase shares of Common Stock at designated intervals over their period of continued Board Service.

2. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

C.	Administration of the Plan

1. The Plan shall be administered by the Board or one or more committees appointed by the Board, provided that with respect to Section 16 Insiders (a) the Board may administer the Plan in compliance with Rule 16b-3 of the 1934 Act, or (b) the Primary Committee may, at the Board’s discretion, administer the Plan. Administration of the Plan may otherwise, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee. Any discretionary option grants or stock issuances to members of the Board or the Primary Committee must be authorized and approved by a disinterested majority of the Board.

2. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Primary Committee or any Secondary Committee and reassume all powers and authority previously delegated to such committee.

3. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Issuance and Director Automatic Option Grant Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Issuance and Director Automatic Option Grant Programs under its jurisdiction or any option or stock issuance thereunder.

4. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine: (a) with respect to the option grants or stock appreciation rights under the Discretionary Option Grant Program, which eligible persons are to receive grants, the time or times when such grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding; and (b) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

5. The Plan Administrator shall have the absolute discretion either to grant options or stock appreciation rights in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

6. Service on the Primary Committee or any Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or any Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

7. Administration of the Director Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program except as set forth in Article Four.

D.	Eligibility

1. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(a) Employees,

(b) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(c) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

2. The individuals who shall be eligible to participate in the Director Automatic Option Grant Program shall be limited to:

(a) those individuals who first become non-employee Board members after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s shareholders, and

(b) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholder Meetings held after the Plan Effective Date, including any individuals who first became non-employee Board members prior to such Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Director Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Director Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

E.	Stock Subject to the Plan

1. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 1,000,000 shares. Such authorized reserve consists of (a) the number of shares which remain available for issuance, as of the Plan Effective Date, under the Predecessor Plan (223,000 shares), consisting of the maximum aggregate number of shares originally reserved for issuance under the Predecessor Plan, less the aggregate number of shares issued upon the exercise of options under the Predecessor Plan or issued pursuant to stock grants under the Predecessor Plan, each as of the Plan Effective Date (no shares), plus (b) an increase of 777,000 shares authorized by the Board but subject to shareholder approval. No one person participating in the Plan may receive stock options, direct stock issuances and share right awards for more than 1,000,000 shares of Common Stock in the aggregate in any calendar year.

2. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares of Common Stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance. However, shares of Common Stock underlying one or more stock appreciation rights exercised under Section D of Article Two of the Plan shall not be available for subsequent issuance under the Plan.

3. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to:

(a) the maximum number and/or class of securities issuable under the Plan;

(b) the number and/or class of securities for which any one person may be granted stock options, direct stock issuances and share right awards under this Plan per calendar year;

(c) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan;

(d) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan;

(e) the number and/or class of securities under options for which grants are subsequently to be made under the Director Automatic Option Grant Program to new and continuing non-employee Board members; and

(f) the maximum number and/or class of securities which may be added to the Plan through the forfeiture, surrender, cancellation or termination of shares issued under the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

A.	Option Terms

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such option.

1. Exercise Price.

(a) The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

(b) The exercise price shall become immediately due upon exercise of the option and may, subject to the provisions of Section A of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or certified check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the sale complies with all applicable laws relating to the regulation and sale of securities, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to: (x) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise; and (y) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

2. Exercise and Term of Options.

Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten years measured from the option grant date.

3. Effect of Termination of Service.

(a) The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution of by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Except as otherwise determined in the discretion of the Plan Administrator either at the time an option is granted or at any time the option remains outstanding, should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(b) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(c) The Plan Administrator shall have complete discretion, either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

4. Shareholder Rights.

The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

5. Repurchase Rights.

The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

6. Limited Transferability of Options.

During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. Non-Statutory Options shall be subject to the same limitation, except that a Non-Statutory Option may be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s Immediate Family or to a trust established for the exclusive benefit of one or more members of the Optionee’s Immediate Family or the Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

B.	Incentive Options

1. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section B of Article Two, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section B of Article Two.

2. Eligibility.

Incentive Options may only be granted to Employees.

3. Exercise Price.

The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

4. Dollar Limitation.

The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

5. Failure to Qualify as Incentive Option.

To the extent that any option governed by this Plan does not qualify as an Incentive Option by reason of the dollar limitation described in Section B.4 of this Article Two or for any other reason, such option shall continue to be outstanding and exercisable in accordance with its terms and conditions, but as a Non-Statutory Option under the Federal tax laws.

6. 10% Shareholder.

If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five years measured from the option grant date.

C.	Change in Control/Hostile Take-Over

1. No option outstanding at the time of a Change in Control shall become exercisable on an accelerated basis if and to the extent:

(a) that option is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction,

(b) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable, provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares and does not cause any IRC 409A Consequences, or

(c) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

However, if none of the foregoing conditions are satisfied, then each option outstanding at the time of the Change in Control but not otherwise exercisable for all the shares of Common Stock at that time subject to such option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

2. All of the Corporation’s outstanding repurchase rights under the Discretionary Option Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent:

(a) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or

(b) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

3. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

4. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to:

(a) the exercise price payable per share under each outstanding option (including options incorporated into this Plan from the Predecessor Plan), provided the aggregate exercise price payable for such securities shall remain the same;

(b) the maximum number and/or class of securities available for issuance over the remaining term of the Plan;

(c) the maximum number and/or class of securities available for issuance over the remaining term of the Plan;

(d) the maximum number and/or class of securities for which any one person may be granted options, direct stock issuances and share right awards under the Plan per calendar year; and

(e) the maximum number and class of securities which may be added to the Plan through the repurchase of shares issued under the Predecessor Plan. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

5. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis and may be exercised for any or all of such shares as fully vested shares of Common Stock, whether or not those options are to be assumed or otherwise continued in full force and effect or replaced with a cash incentive program pursuant to the express terms of the Change in Control transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate at the time of such Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control.

6. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall vest and become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares of Common Stock until the expiration or sooner termination of the option term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate with respect to any shares of Common Stock held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

7. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis and may be exercised for any or all of such shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon immediately vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee’s Service within a designated period (not to exceed 18 months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully vested shares of Common Stock until the expiration or sooner termination of the option term.

8. The portion of any Incentive Option accelerated in connection with change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

9. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

D.	Stock Appreciation Rights

1. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

2. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(a) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a payment from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such shares.

(b) No such option surrender shall be effective unless it is made in accordance with the terms and conditions of the grant as approved by the Plan Administrator. If the surrender is so made, then the payment to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator in its sole discretion shall establish and set forth in the document evidencing such tandem stock appreciation right.

(c) If the surrender of an option is not made in accordance with the terms and conditions of the grant as approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option.

3. The following terms shall govern the grant and exercise of limited stock appreciation rights:

(a) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(b) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation rights shall have the unconditional right (exercisable for a 30-day period following such Hostile Take-Over) to surrender each such option (or any portion thereof) to the Corporation. In return for the surrendered option, the Optionee shall receive a cash payment from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise vested and exercisable for those shares) over (ii) the aggregate exercise price payable for those shares. Such cash payment shall be paid within five days following the option surrender date.

(c) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Section D. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash payment.

(d) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

A.	Stock Issuances

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated Performance Goals or Service requirements.

B.	Stock Issuance Terms

1. Purchase Price.

(a) The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than 100% of the Fair Market Value per share of Common Stock on the issuance date.

(b) Subject to the provisions of Section A of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or certified check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

2. Vesting Provisions.

(a) Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated Performance Goals or Service requirements. Upon the attainment of such Performance Goals or Service requirements, fully vested shares of Common Stock shall be issued upon satisfaction of those share right awards. For purposes of qualifying grants of stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(b) Any new, substituted or additional securities or other property(including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to: (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock; and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

(c) The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The holder of a share right award shall have no shareholder rights with respect to such award until shares of Common Stock have been issued to such Participant in satisfaction of such award.

(d) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

(e) The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or then on-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares as to which the waiver applies. Such waiver may be effected at anytime, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

(f) Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the Performance Goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated Performance Goals or Service requirements have not been attained.

C.	Change in Control/Hostile Take-Over

1. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (a) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (b) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

2. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares of Common Stock subject to those terminated rights shall immediately vest in full at the time of such Change in Control.

3. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, upon the Involuntary Termination of the Participant’s Service within a designated period (not to exceed 18 months) following the effective date of any Change in Control in which those repurchase rights do not otherwise terminate.

4. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Hostile Take-Over, and the shares of Common Stock subject to those terminated rights shall immediately vest in full at the time of such Hostile Take-Over.

ARTICLE FOUR

DIRECTOR AUTOMATIC OPTION GRANT PROGRAM

A.	Director Automatic Option Grant

1. Non-Statutory Options shall be granted under the Director Automatic Option Grant Program through direct and immediate issuances of options. Each such option grant shall be evidenced by one or option documents as approved by the Plan Administrator which complies with the terms specified below.

2. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory option to purchase 10,000 shares of Common Stock, provided that such individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

3. On each January 1 after the Plan Effective Date, each individual who continues to serve as a non-employee Board member, shall automatically be granted a Non-Statutory option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. There shall be no limit on the number of such 10,000-share option grants any one non-employee Board member may receive over his or her period of Board Service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who joined the Board prior to the Plan Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board Service.

B.  Exercise Price

1. The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and may, subject to the provisions of Section A of Article Five and the documents evidencing the option, be payable in one or more of the forms specified in Section A(1) of Article Two.

C.  Option Term

1. Each option shall have a term of five (5) years measured from the option grant date.

D.  Exercise and Vesting of Options.

1. Except as otherwise determined by the whole Board, each option granted pursuant to Article Four shall vest in whole on the date that is six (6) months after the grant date.

2. The following provisions shall govern the exercise of any options held by a non-employee Board member at the time the such board member ceases to serve as a non-employee Board member:

(a) In General Except as otherwise provided in Section E of Article Four, after cessation of service as a non-employee Board member (the “Cessation Date”), such Board members’ options shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the three months after such Cessation Date, but in no event after the Expiration Date. To the extent the Board member does not exercise an option within the time specified for exercise, the option shall automatically terminate.

(b) Death or Disability If a non-employee Board member’s cessation of service on the Board is due to death or disability (as determined by the Board), all options of that Board member, to the extent exercisable upon such Cessation Date, may be exercised for one year after the Cessation Date, but in no event after the

Expiration Date. In the case of a cessation of service due to death, an option may be subsequently exercised by the personal representative of the Board member’s estate or by the person or persons to whom the option is transferred pursuant to the Board member’s will or in accordance with the laws of descent and distribution of by the Board member’s designated beneficiary or beneficiaries of that option. To the extent an option is not so exercised within the time specified for its exercise, the option shall automatically terminate.

E.	Change in Control/ Hostile Take-Over

1. In the event of any Change in Control while the individual remains a Board member, the options at the time outstanding held by such individual under the Director Automatic Option Grant Program but not otherwise vested shall automatically vest immediately prior to the effective date of the Change in Control.

2. In the event of a Hostile Take-Over while the individual remains a Board member, the options at the time outstanding held by such individual under the Director Automatic Option Grant Program but not otherwise vested shall automatically vest immediately prior to the effective date of the Hostile Take-Over.

3. The grant of options to purchase shares of Common Stock under the Director Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

F.  Limited Transferability of Options

During the lifetime of the non-employee Board member, options shall be exercisable only by the non-employee Board member and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the non-employee Board member’s death, except that such option may be assigned in whole or in part during the non-employee Board member’s lifetime to one or more members of the non-employee Board member’s Immediate Family or to a trust established for the exclusive benefit of one or more members of the non-employee Board member’s Immediate Family or the non-employee Board member’s former spouse, to the extent such assignment is in connection with non-employee Board member’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the non-employee Board member may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the non-employee Board member’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of the Plan, including (without limitation) the limited time period during which the option may be exercised following the non-employee Board member’s death.

ARTICLE FIVE

MISCELLANEOUS

A.	Financing

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments, provided that such purchase with a promissory note shall not be permitted if it will cause any violation of the Sarbanes-Oxley Act of 2002. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (1) the aggregate option exercise price or purchase price payable for the purchased shares plus (2) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

B.	Share Escrow/Legends

Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

C.	Tax Withholding

1. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

2. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

(a) The election to have the Corporation withhold from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the amount of the Taxes (not to exceed one hundred percent (100%) of such Taxes) to be satisfied in such manner as designated by the holder in writing; or

(b) The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the amount of the Taxes (not to exceed 100% of such Taxes) to be satisfied in such manner as designated by the holder in writing.

D.	Effective Date and Term of the Plan

1. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date. However, no options granted under the Plan maybe exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s shareholders. If such shareholder approval is not obtained within 12 months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

2. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

3. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

4. The Plan shall terminate upon the earliest of (a) the tenth anniversary of the Plan Effective Date, (b) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (c) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

E.	Amendment of the Plan

1. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

2. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within 12 months after the date the first such excess issuances are made, then (a) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (b) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest(at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

F.	Use of Proceeds

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

G.	Regulatory Approvals

1. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (a) upon the exercise of any granted option or (b) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

2. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

H.	No Employment/Service Rights

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

The following definitions shall be in effect under the Plan:

I. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

J. BOARD shall mean the Corporation’s Board of Directors.

K. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

1. a shareholder-approved merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons not related to the persons holding those securities immediately prior to such transaction. For the purpose of this subsection, the persons are “related” if one of them owns, directly or indirectly, at least 50% of the voting capital stock of the other or a third person owns, directly or indirectly, at least fifty percent 50% of the voting capital stock of each of them;

2. a sale, transfer or other disposition of all or substantially all of the Corporation’s assets to one or more persons that are not related, as defined in subsection 1 above, to the Company immediately prior to the sale or transfer; or

3. the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders which the Board recommends such shareholders accept, other than a group of two or more persons not acting in concert for the purpose of acquiring, holding or disposing of such stock. The acquisition of additional stock by any person who immediately prior to such acquisition already is the beneficial owner of more than 50% of the capital stock of the Company entitled to vote in the election of directors is not a Change of Control.

L. CODE shall mean the Internal Revenue Code of 1986, as amended.

M. COMMON STOCK shall mean the Corporation’s common stock.

N. CORPORATION shall mean Bell Industries, Inc., a California corporation, and its successors.

O. DIRECTOR AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Four of the Plan.

P. DISABILITY shall means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which: (1) renders the individual unable to engage in any substantial gainful activity; or (2) results in the individual receiving income replacement benefits for a period of not less than three months under any policy of long-term disability insurance maintained by a Corporation for the benefit of its employees.

Q. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

R. EMPLOYEE shall mean an “employee” of the Corporation (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code and the regulations thereunder.

S. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

T. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

1. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

2. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

U. HOSTILE TAKE-OVER shall mean:

1. the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 35% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders which the Board does not recommend such shareholders to accept; or

2. a change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either: (1) have been Board members continuously since the beginning of such period; or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time the Board approved such election or nomination.

V. IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

W. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

X. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

1. such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

2. such individual’s voluntary resignation following (a) a change in his or her position with the Corporation which materially reduces his or her level of responsibility or the level of management to which Optionee reports, (b) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than 15% or (c) a relocation of such individual’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

Y. IRC 409A CONSEQUENCES shall mean, to the extent imposed by Section 409A of the Code, (1) inclusion in gross income of deferred compensation from current and prior years, (2) interest liability on deferred taxes at increased federal rate and (3) 20% excise tax on deferred compensation.

Z. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

AA. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

BB. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

CC. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

DD. PARTICIPANT shall mean any person who is issued shares of Common Stock or a share right award under the Stock Issuance Program.

EE. PERFORMANCE GOALS shall mean the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to a share of stock. As determined by the Administrator, the Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: net sales; gross sales; return on net assets; return on assets; return on equity; return on capital; return on revenues; asset turnover; economic value added; total shareholder return; net income; pre-tax income; operating profit margin; net income margin; sales margin; market share; inventory turnover; days sales outstanding; sales growth; capacity utilization; increase in customer base; cash flow; book value; share price performance (including options and stock appreciation rights tied solely to appreciation in the fair market of the shares of Common Stock); earnings per share; stock price earnings ratio; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); or EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. The Performance Goals may differ for each Participant and for each stock grant.

FF. PLAN shall mean the Corporation’s 2005 Stock Incentive Plan, as set forth in this document.

GG. PLAN ADMINISTRATOR shall mean the particular entity, whether the Board, the Primary Committee or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

HH. PLAN EFFECTIVE DATE shall mean the date on which the Plan was adopted by the Board.

II. PREDECESSOR PLAN shall mean the Corporation’s 2001 Stock Option Plan, as in effect immediately prior to the Plan Effective Date hereunder.

JJ. PRIMARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Plan with respect to Section 16 Insiders, which shall be constituted in such a manner as to permit grants under the Plan in compliance with Rule 16b-3 of the 1934 Act and Section 162(m) of the Code.

KK. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer any aspect of Plan not administered by the Primary Committee. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

LL. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

MM. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, anon-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

NN. SHORT TERM FEDERAL RATE shall mean the federal short-term rate in effect under Section 1274(d) of the Code at the beginning of the period the shares were held in escrow.

OO. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

PP. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

QQ. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

RR. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SS. TAKE-OVER PRICE shall mean the greater of (1) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (2) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the price per share described in clause (1) above.

TT. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

UU. 10% SHAREHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — Our Board of Directors recommends a vote FOR all the nominees listed and a vote FOR each of the listed proposals.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - C. Coleman	☐	☐	02 - J. Fellows	☐	☐	03 - J. Lawson	☐	☐

04 - M. Parks	☐	☐	05 - M. Schwarz	☐	☐

	For	Against	Abstain			For	Against	Abstain
2. Adopt and Approve Bell Industries, Inc. 2007 Stock Incentive plan.	☐	☐	☐	3.	Approve potential issuance of common stock under a Convertible Promissory Note in a private placement in January 2007.	☐	☐	☐
4. To ratify the appointment of BKD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

Non-Voting Items
Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Bell Industries, Inc.
Meeting Details

8888 Keystone Crossing, Suite 1700
Indianapolis, IN 46240
This Proxy is Solicited on behalf of the Board of Directors.
The undersigned hereby appoints Mark E. Schwarz and Mark J. Kelson and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of common stock of Bell Industries, Inc. held of record by the undersigned on April 16, 2007, at the Annual Meeting of Shareholders to be held on May 23, 2007 or any adjournment or postponement thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted for the election of all nominees as directors and a vote for each of the listed proposals.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.